                                                                    EXHIBIT 3.13

                       OFFICE OF THE SECRETARY OF STATE
                               STATE OF OKLAHOMA


                           CERTIFICATE OF TRANSCRIPT

     I, the undersigned, Secretary of State of Oklahoma, do hereby certify that the annexed transcript has been compared with the record on file in my office, of which it purports to be a copy, and that the same is a full, true and correct copy of:



     ARTICLES OF INCORPORATION

     AND ALL AMENDMENTS THERETO

     OF

     EL DORADO CHEMICAL COMPANY
     (FORMERLY: E.D.C., INC.)



                    In testimony whereof, I have hereunto set my hand and affixed the Great Seal of the State of Oklahoma at the City of Oklahoma City this 14/th/ day of November, 1997.


                    __________________________________________________
                              Secretary of State


                    By: ______________________________________________

                       OFFICE OF THE SECRETARY OF STATE
                               STATE OF OKLAHOMA


                         CERTIFICATE OF INCORPORATION

     To all to Whom these Presents shall Come, Greetings:

     WHEREAS, Articles of Incorporation duly signed and verified of

                                  E.D.C., INC.

have been filed in the office of the Secretary of State as provided by the Laws of the State of Oklahoma.

     NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma by virtue of the powers vested in me by law, do hereby issue this Certificate of Incorporation.

     IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.


                    Filed at the City of Oklahoma City, this 3/rd/ day of May, A.D. 1983


                    __________________________________________________
                                  Secretary of State


                    By: ______________________________________________

                           ARTICLES OF INCORPORATION

                                      OF

                                 E.D.C., INC.
                   _________________________________________

To the Secretary of State of the
     State of Oklahoma:

     We, the undersigned incorporators, SHARON D. MEIER, 525 South Main, Suite 300, Tulsa, Oklahoma; NATALIE ARGO, 525 South Main, Suite 300, Tulsa, Oklahoma; and THOMAS A. MANN, 525 South Main, Suite 300, Tulsa, Oklahoma, being persons legally competent to enter into contracts for the purpose of forming a corporation under the Business Corporation Act of the State of Oklahoma, adopt the following Articles of Incorporation.

                                  ARTICLE ONE
                                  -----------

     The name of the corporation is: E.D.C., Inc.

                                  ARTICLE TWO
                                  -----------

     The address of its registered office in the State of Oklahoma is 525 South Main, Suite 300, Tulsa, Oklahoma, and the name of its registered agent is Rosenstein, Fist & Ringold, Inc., 525 South Main, Suite 300, Tulsa, Oklahoma.

                                 ARTICLE THREE
                                 -------------

     The purposes for which this corporation is formed are:

          (a) To manufacture, buy, sell, import, export and otherwise deal in products and articles of commerce of all types and to establish facilities for such purposes;

          (b) To erect, construct, lease, maintain, improve, rebuild, alter, repair, manage and control, either directly or through ownership of stock in any corporation, any and all kinds of equipment, facilities or structures, either for the company or others;

          (c) To sell, manager improve, develop, assign, transfer, convey, lease, pledge or dispose of, and to mortgage or otherwise encumber machinery, equipment, land, buildings, real property, oil, gas and other mineral property, including oil and gas leaseholds, and any other property;

          (d) To purchase or otherwise acquire, in whole or in part, the property, assets, business, good will, and rights of any corporation, association, partnership, organization or person engaged in any business included in the foregoing purposes and objects and to assume all or any part of the franchises, leases, contracts, indebtedness, liabilities or obligations of any such corporation, association, partnership, organization or person, and to pay for the acquisition or any part thereof in cash, by issuance of shares of the capital stock of this corporation or notes or other obligations of this corporation, or otherwise, or by undertaking and assuming all or any part of the liabilities or obligations of the transferor; to hold or in any manner dispose of all or any part of the assets so acquired or purchased; and to carry on and conduct, in any lawful manner, all or any part of the business so acquired; and to exercise all powers necessary or convenient in or about the conduct, management, and carrying out of such business.

          (e) To acquire, lease, hold, use and enjoy, whether as owner or as licensee, United States and foreign patents and patent rights, secret patented processes, methods, franchises and privileges in any way relating to or considered as furthering the due and economical exercise of the powers and rights belonging to the corporation;

          (f) To do everything necessary, suitable, and proper for the accomplishment of any of the purposes, the attainment of any of the objects, and the furtherance of any of the powers herein set forth, either alone or in association with other corporations, firms, or individuals, and as principal or agent, and to do everything and all acts incidental, appurtenant to, or growing out of or connected with these purposes, objects, and powers, or any part thereof, not inconsistent with the laws of the State of Oklahoma or any state in which the company is qualified;

          (g) To borrow money for any corporate purpose, and to issue notes, mortgages, bonds, debentures, and other evidence of indebtedness, either non-convertible or convertible into the corporation's stock;

          (h) To act as agent or factor for any person, firm, association, organization or partnership;

          (i) To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of or deal in shares of the capital stock of or any bonds, securities or evidence of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state, county, nation or government, and while the owner to exercise all the rights, powers and privileges of ownership;

          (j) To conduct its business in other states of the United States, in the District of Columbia, and in all foreign countries.

                                 ARTICLE FOUR
                                 ------------

     The duration of the corporation is Perpetual.

                                 ARTICLE FIVE
                                 ------------

     The aggregate number of shares which the corporation shall have authority to allot is 25,000 of one class. The designation of the class, the number of shares of the class, and the par value of the shares of the class are as follows:

                           Number of
       Class                Shares            Par Value            Total
       -----               ---------          ---------            -----
      Common               25,000              $1.00             $25,000

                                               TOTAL             $25,000

                                  ARTICLE SIX
                                  -----------

     The amount of stated capital with which it will begin business is $500 which has been fully paid in.

                                 ARTICLE SEVEN
                                 -------------

     The number of class of shares to be allotted by the corporation before it shall begin business and the consideration to be received by the corporation therefor are:

                                                    Consideration
       Class             Number of Shares          to be received
       -----             ----------------          --------------
      Common                   500                     $500

                                 ARTICLE EIGHT
                                 -------------

     The number of directors to be elected at the first meeting of shareholders is three.


                                   _____________________________________________
                                   SHARON D. MEIER


                                   _____________________________________________
                                   NATALIE ARGO


                                   _____________________________________________
                                   THOMAS A. MANN

STATE OF OKLAHOMA   )
                    )    SS:
COUNTY OF TULSA     )

     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this 2nd day of May, 1983, personally appeared SHARON D. MEIER, NATALIE ARGO and THOMAS A. MANN, to me known to be the identical persons who executed the foregoing Articles of Incorporation, and acknowledged to me that they executed the same as their free and voluntary act and deed for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 2/nd/ day of May, 1983.


                                   _____________________________________________
                                   Notary Public

My Commission Expires:


       7-9-85
---------------------
(SEAL)

                        AFFIDAVIT AS TO PAID-IN-CAPITAL
                        -------------------------------

STATE OF OKLAHOMA   )
                    )    SS:
COUNTY OF TULSA     )

     SHARON D. MEIER, NATALIE ARGO and THOMAS A. MANN, of lawful age, being first duly sworn, each deposes and states that the above named affiants constitute all of the incorporators of E.D.C., Inc., a proposed corporation, and that the amount of stated capital with which said corporation will begin business, as set out in its attached Articles of Incorporation, has been fully paid.


                                   _____________________________________________
                                   SHARON D. MEIER


                                   _____________________________________________
                                   NATALIE ARGO


                                   _____________________________________________
                                   THOMAS A. MANN


     Subscribed and sworn to before me this 2/nd/ day of May, 1983.


                                   _____________________________________________
                                   Notary Public

My Commission Expires:


       7-9-85
---------------------
(SEAL)

                       OFFICE OF THE SECRETARY OF STATE
                               STATE OF OKLAHOMA


                                    AMENDED
                         CERTIFICATE OF INCORPORATION

To all to Whom these Presents shall Come, Greetings:

     WHEREAS, Articles of Incorporation duly signed and verified of

                           EL DORADO CHEMICAL COMPANY

have been filed in the office of the Secretary of State as provided by the Laws of the State of Oklahoma.

     NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma by virtue of the powers vested in me by law, do hereby issue this Certificate of Incorporation.

     IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.


                    Filed at the City of Oklahoma City, this 5/th/ day of April, A.D. 1984.


                    __________________________________________________
                    Secretary of State


                    By: ______________________________________________

                                                                     FEE: $25.00
                                                                       (Minimum)
                       AMENDED ARTICLES OF INCORPORATION
                       ---------------------------------

PLEASE NOTE: This form must be filed with a letter from the Oklahoma Tax Commission stating the franchise tax has been paid for the current fiscal year. If the authorized capital is increased in excess of Twenty-five Thousand Dollars ($25,000.00) the filing fee shall be an amount equal to one-tenth of one percent (1/10 of 1%) of such increase.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

We, the undersigned,               Address                  City and State

Leo S. Hilinski
--------------------------------------------------------------------------------

John Garrison
--------------------------------------------------------------------------------

________________________________________________________________________________

being persons legally competent to amend the Articles of Incorporation pursuant to the provisions of the "Business Corporation Act" of the State of Oklahoma, do hereby execute and submit the following amended Articles of Incorporation.

(1) The name of the corporation is E.D.C., INC. changing name to EL DORADO CHEMICAL COMPANY.
(If the corporate name is changed, please show the former name also).

(2)  A.   No Change, As Filed  X
                               -
     B.   As Amended - The address of the registered office in Oklahoma is _______________, City of ___________________ , and the name of the registered agent at such address is _________________________________.
                                                                      .
(3)  A.   No Change, As Filed  X
                               -
     B.   As Amended - The duration of the corporation is _________ years.

(4)  A.   No Change, As Filed  X
                               -
     B. As Amended - The purpose or purposes for which the corporation is formed are:

(5)  A.   No Change, As Filed  X
                               -
     B. As Amended - The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

  CLASS        SERIES     NUMBER OF SHARES        PAR VALUE-NO PAR VALUE
  -------      ------     ----------------        ----------------------

(6)  A.   No Change, As Filed  X
                               -
     B. As Amended - The amount of stated capital with which the corporation shall have is $_________, which has been fully paid in (must be at least $500. )

(7)  A.   No Change, As Filed  X
                               -
     B. As Amended - The number and class of shares to be allotted by the corporation consideration to be received therefor are:

                                                        CONSIDERATION TO BE
                                                        -------------------
  CLASS             SERIES         NUMBER OF SHARES          RECEIVED
  -----             ------         ----------------          --------

 (8) A.   No Change, As Filed  X
                               -
     B.    As Amended - The number of directors is ___________________.

                                                                     FEE: $25.00
                                                                       (Minimum)
                       AMENDED ARTICLES OF INCORPORATION
                       ---------------------------------

PLEASE NOTE: This form must be filed with a letter from the Oklahoma Tax Commission stating the franchise tax has been paid for the current fiscal year. If the authorized capital is increased in excess of Twenty-five Thousand Dollars ($25,000.00) the filing fee shall be an amount equal to one-tenth of one percent (1/10 of 1%) of such increase.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

We, the undersigned,               Address                  City and State

Leo S. Hilinski
--------------------------------------------------------------------------------

John Garrison
--------------------------------------------------------------------------------

________________________________________________________________________________

being persons legally competent to amend the Articles of Incorporation pursuant to the provisions of the "Business Corporation Act" of the State of Oklahoma, do hereby execute and submit the following amended Articles of Incorporation.

(1) The name of the corporation is E.D.C., INC. changing name to EL DORADO CHEMICAL COMPANY.
(If the corporate name is changed, please show the former name also).

(2)  A.   No Change, As Filed  X
     B.   As Amended - The address of the registered office in Oklahoma is _______________, City of __________________,and the name of the registered agent at such address is __________________________________
          ________________________________________________________________.

(3)  A.   No Change, As Filed  X
     B.   As Amended - The duration of the corporation is _________ years.

(4)  A.   No Change, As Filed  X
     B. As Amended - The purpose or purposes for which the corporation is formed are:

(5)  A.   No Change, As Filed  X
     B. As Amended - The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

  CLASS             SERIES         NUMBER OF SHARES      PAR VALUE-NO PAR VALUE
  -----             ------         ----------------      ----------------------

(6)  A.   No Change, As Filed  X
     B. As Amended - The amount of stated capital with which the corporation shall have is $_________, which has been fully paid in (must be at least $500. )

(7)  A.   No Change, As Filed  X
     B. As Amended - The number and class of shares to be allotted by the corporation consideration to be received therefor are:

                                                           CONSIDERATION TO BE
                                                           -------------------
  CLASS             SERIES         NUMBER OF SHARES             RECEIVED
  -----             ------         ----------------             --------

(8)  A.   No Change, As Filed  X
     B.   As Amended - The number of directors is ______________________.

                            OKLAHOMA TAX COMMISSION
                               STATE OF OKLAHOMA
                              2501 LINCOLN BLVD.
                       OKLAHOMA CITY, OKLAHOMA 731940006
                                 March 6, 1984

ODIE A. NANCE, Chairman
ROBERT L. WADLEY, Vice-Chairman                        FRANCHISE DIVISION
J.L. MERRILL, Sec'y-Member


Jeannette B. Edmondson, Secretary of State
Room 101, State Capitol Building
Oklahoma City, Oklahoma 73105

     Re:  E.D.C., INC.
     Qualified:  5/3/83

Dear Mrs. Edmondson:

     Our records indicate the referenced entity has complied with the Franchise Tax Law and is licensed for the current fiscal year ending June 30, 1984.

                                        Very truly yours,

                                        OKLAHOMA TAX COMMISSION


                                        A. H. Stoabs, Director
                                        Franchise Tax Division

AHS:  jh

FEE:  $25.00
                             CHANGE OR DESIGNATION
                                      OF
                               REGISTERED AGENT
                                    AND/OR
                                  LOCATION OF
                               REGISTERED OFFICE
                            (Oklahoma Corporation)

FILE IN DUPLICATE
PLEASE PRINT CLEARLY

PLEASE NOTE:  This form MUST be filed with a letter from the Oklahoma Tax
                        ----
Commission stating the franchise tax has been paid by the corporation for the current fiscal year, with the EXCEPTION of not for profit corporations.
                              ---------

TO:  THE OKLAHOMA SECRETARY OF STATE, 101 State Capitol, Oklahoma City, OK
73105

     The undersigned, for the purpose of changing its registered agent and/or registered office pursuant to Section 1023/1026 of the Oklahoma General Corporation Act, hereby certifies:

1.   The name of the corporation is:   El Dorado Chemical Company

2.   The location of the registered office of this corporation is:

  16 South Pennsylvania Avenue    Oklahoma City  Oklahoma  73107
  Street Address                           City  County  Zip Code
  (P.O. Boxes are NOT acceptable).
                  ---

3. The name of the registered agent at such address upon whom process against this corporation may be served is:

  David M. Shear


     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its Vice President and attested by its Asst. Secretary, this 27/th/ day of October, 1994 .



                                                  David R. Goss
___________________________________           ----------------------------------
  by        Vice  President                   (Please print name)

ATTEST:

                                                  David M. Shear
___________________________________           ----------------------------------
  by        Asst.  Secretary                  (Please print name)

                            OKLAHOMA TAX COMMISSION
                               STATE OF OKLAHOMA
                              2501 LINCOLN BLVD.
                        OKLAHOMA CITY, OKLAHOMA  73194

ROBERT E. ANDERSON, Chairman                           BUSINESS TAX DIVISION
ROBERT L. WADLEY, Vice-chairman                        REGISTRATION SECTION
DON KILPATRICK, Sec'y-member                           (405) 521-3161
                                                       FEI:  731183488

                               BOA                     10/26/94

SECRETARY OF STATE
ROOM 101, STATE CAPITOL BUILDING
OKLAHOMA CITY, OK, 73105

RE:  EL DORADO CHEMICAL COMPANY

QUALIFICATION DATE:  05/03/83

DEAR SECRETARY:

THIS IS TO CERTIFY THAT THE FILES OF THIS OFFICE SHOW THE REFERENCED CORPORATION HAS FILED A FRANCHISE TAX RETURN FOR THE FISCAL YEAR ENDING JUNE 30, 1995 AND HAS PAID THE FRANCHISE TAX AS SHOWN BY SAID RETURN.

NO CERTIFICATION IS MADE AS TO ANY CORPORATE FRANCHISE TAXES WHICH MAY BE DUE BUT NOT YET ASSESSED, NOR WHICH HAVE BEEN ASSESSED AND PROTESTED.

THIS LETTER MAY NOT THEREFORE BE ACCEPTED FOR PURPOSES OF DISSOLUTION OR WITHDRAWAL.


SINCERELY,

OKLAHOMA TAX COMMISSION


BUSINESS TAX DIVISION

REGISTRATION SECTION